Exhibit 1.1

Execution Version

STARBUCKS CORPORATION

$2,000,000,000

$1,000,000,000 4.850% Senior Notes due 2027

$500,000,000 4.900% Senior Notes due 2031

$500,000,000 5.000% Senior Notes due 2034

Underwriting Agreement

February 5, 2024

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

c/o	Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

U.S. Bancorp Investments, Inc.

214 N. Tyron Street, 26th Floor

Charlotte, North Carolina 28202

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

As representatives of the several Underwriters listed on Exhibit A

Ladies and Gentlemen:

Starbucks Corporation, a Washington corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Exhibit A hereto (the “Underwriters”), for whom Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC are acting as representatives of the several Underwriters (the “Representatives”), $1,000,000,000 aggregate principal amount of its 4.850% Senior Notes due 2027 (the “2027 Notes”), $500,000,000 aggregate principal amount of its 4.900% Senior Notes due 2031 (the “2031 Notes”) and $500,000,000 aggregate principal amount of its 5.000% Senior Notes due 2034 (the “2034 Notes” and, together with the 2027 Notes and the 2031 Notes, the “Securities”).

1. The Company represents and warrants to, and agrees with, each Underwriter that:

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File No. 333-267227) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual, periodic or current report or definitive proxy or information statement of the Company filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities (including, without limitation, (i) the final term sheet in the form attached as Schedule I hereto and (ii) any Issuer Free Writing Prospectus listed in Schedule II(a) hereto) is hereinafter called an “Issuer Free Writing Prospectus”);

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(c) For the purposes of this Agreement, the “Applicable Time” is 3:55 p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus as supplemented by the final term sheet in the form attached as Schedule I hereto and to be prepared and filed pursuant to Section 5(a) hereof, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Pricing Disclosure Package or an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects, to the requirements of the Act and the Trust Indenture Act, as applicable, and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the Prospectus), not misleading; provided, however, that this representation and warranty shall not apply to any (i) statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or (ii) statements in or omissions from the part of the Registration Statement that constitutes the statement of eligibility (Form T-1) of the Trustee (as defined below) under the Trust Indenture Act;

(f) There has not been any material adverse change (or development that would be reasonably expected to result in a material adverse change) in the business, properties, earnings or financial condition of the Company and its subsidiaries on a consolidated basis (collectively, a “Material Adverse Effect”) from that set forth in the Company’s last periodic report filed with the Commission under the Exchange Act and the rules and regulations promulgated thereunder;

(g) The Company and its Significant Subsidiaries (as defined below) have good and marketable title to (i) all real property owned by them and listed in the table, and in the first sentence immediately following the table, set forth in Item 2 of Part I of the Company’s Annual Report on Form 10-K filed with the Commission on November 17, 2023 (such properties, the “Material Properties”) and (ii) good title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or except where the failure of such title to be free and clear of such liens, encumbrances or defects would not (A) materially interfere with the use made and proposed to be made of such property by the Company or any subsidiary, or (B) individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; any of the Material Properties that are real property and buildings held under lease by the Company or any Significant Subsidiary are held by them under valid, subsisting and enforceable leases, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), with such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(h) The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Washington, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and each of Starbucks Coffee International, Inc., Starbucks International (Holdings), Ltd, Starbucks EMEA Holdings, Ltd., Starbucks Coffee (Cayman) Holdings, Ltd. and Shanghai Starbucks Coffee Enterprise Co., Ltd. (each, a “Significant Subsidiary” and together, the “Significant Subsidiaries”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

(i) All of the issued shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, other than those restrictions on transfer imposed by the Act and the securities or “Blue Sky” laws of certain U.S. state or non-U.S. jurisdictions;

(j) This Agreement has been duly authorized, executed and delivered by the Company;

(k) The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement and when duly authenticated by the Trustee, will have been duly executed, authenticated, issued and delivered in accordance with the terms of the Indenture and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the indenture dated as of September 15, 2016 (the “Base Indenture”) between the Company and U.S. Bank National Association, as Trustee (the “Trustee”), as supplemented, in respect of the Securities, by the Tenth Supplemental Indenture, to be dated as of February 8, 2024 (the “Tenth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) between the Company and the Trustee, under which they are to be issued; the Indenture has been duly authorized by the Company and duly qualified under the Trust Indenture Act and, when executed and delivered by the Company and the Trustee at the Time of Delivery (as defined below), the Indenture will constitute a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws of general applicability relating to or affecting creditors’ rights (whether now or hereafter in effect), (ii) laws limiting rights of indemnity or contribution, or (iii) equitable principles of general applicability (regardless of whether enforceability is considered in a proceeding at law or in equity); and when executed and delivered the Securities and the Indenture will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Prospectus;

(l) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated (A) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, (B) nor will such action result in any violation of the provisions of (1) the Articles of Incorporation or Bylaws of the Company, in each case as currently in effect, or (2) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties, except, in the case of clauses (A) and (B)(2) only, for conflicts, breaches or violations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture except (i) such as have been, or will have been prior to the Time of Delivery, obtained under the Act and the Trust Indenture Act, and (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

(m) Neither the Company nor any of its Significant Subsidiaries is in violation of its Articles of Incorporation or Bylaws (or equivalent or comparable constitutive documents), in each case as currently in effect, or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in each case (other than with respect to any violation of the Articles of Incorporation or Bylaws of the Company) for such violation or default as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(n) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Debt Securities” and “Description of Notes,” insofar as they purport to constitute a summary of the terms of the Securities, and under the caption “Underwriting” solely as such statements relate to the contents of this Agreement, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate descriptions or summaries in all material respects;

(o) There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened, to which the Company or any of its Significant Subsidiaries is a party or to which any of the properties of the Company or any of its Significant Subsidiaries is subject that is required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus and is not so described;

(p) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(q) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(r) Deloitte & Touche LLP, who has audited certain financial statements of the Company and its subsidiaries and has audited the Company’s internal control over financial reporting and management’s assessment thereof is, to the Company’s knowledge, an independent public accountant as required by the Act and the rules and regulations of the Commission thereunder;

(s) The financial statements (including the related notes and schedules) included or incorporated by reference in the Pricing Prospectus comply as to form in all material respects with the requirements of Regulation S-X of the Commission and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown and, except as otherwise disclosed in the Pricing Prospectus, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly the information called for in all material respects and were prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(t) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States applied on a consistent basis. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(u) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(v) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure; and such disclosure controls and procedures are effective;

(w) Except as otherwise set forth in the Pricing Prospectus, the Company and its Significant Subsidiaries own, or possess the right to use, all patents, trademarks, service marks and trade names (collectively, “Intellectual Property Rights”) necessary for the conduct of the business of the Company and its Significant Subsidiaries as now conducted or proposed in the Pricing Prospectus to be conducted by them, except where the failure to own or possess the same would not reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, the Intellectual Property Rights owned by the Company and its Significant Subsidiaries have not been adjudged invalid or unenforceable, in whole or in part. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or enforceability of, or the Company’s or any Significant Subsidiary’s rights in or to, any of the Company’s or Significant Subsidiaries’ material Intellectual Property Rights. The Company and its Significant Subsidiaries have not received any notice of breach, and are not in material breach of any of their obligations under any licenses or agreements with respect to the Intellectual Property Rights, and to the Company’s knowledge, no other party to such licenses or agreements is in material breach thereof. Except as would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any Significant Subsidiary has received any notice of infringement of or conflict with asserted intellectual property rights of others, and the Company is unaware of any facts which would form a reasonable basis for any such claim;

(x) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), the U.K. Bribery Act 2010 (the “Bribery Act”) or any other applicable anti-bribery or anti-corruption laws; and the Company and its subsidiaries have conducted their businesses in compliance with the FCPA, the Bribery Act and any other applicable anti-bribery or anti-corruption laws and have instituted and maintain policies and procedures designed to promote, and which are reasonably expected to continue to promote, continued compliance therewith;

(y) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency of such jurisdictions (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(z) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with such country or territory (including, without limitation, the Crimea region and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Cuba, Iran, North Korea and Syria); and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to knowingly fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or otherwise, in each case, in any manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; and

(aa) Except as would not reasonably be expected to have a Material Adverse Effect, (i) there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or affecting the Company’s or its subsidiaries’ information technology and computer systems and related networks, hardware, software, equipment or data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries) (collectively, “IT Systems and Data”); (ii) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; (iii) the Company and its subsidiaries have implemented controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards; and (iv) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data.

2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, the Securities at a purchase price of (i) 99.709% of the principal amount of the 2027 Notes, (ii) 99.270% of the principal amount of the 2031 Notes and (iii) 99.020% of the principal amount of the 2034 Notes, plus, in each case, accrued interest, if any, from February 8, 2024 to the Time of Delivery hereunder.

3. The several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to the Representatives, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance, by causing DTC to credit the Securities to the account of the Representatives at DTC. The Company will cause the certificates representing the Securities to be made available to the Representatives for checking at least twenty-four hours prior to the Time of Delivery at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on February 8, 2024 or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date are herein called the “Time of Delivery.”

(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8 hereof, will be delivered electronically or at the offices of Mayer Brown LLP, 71 South Wacker Drive, Chicago, Illinois 60606, and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at 5:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to prepare a final term sheet, containing solely a description of the Securities, in a form approved by you and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b) If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

(c) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement (as defined under Rule 405 under the Act) relating to the Securities, in a form satisfactory to you. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(d) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(e) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(f) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(g) During the period beginning from the date hereof and continuing to and including the later of the Time of Delivery and such earlier time as you may notify the Company, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder of, any securities of the Company that are substantially similar to the Securities;

(h) To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

(i) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”; and

(j) To use its best efforts to cause the Securities to be eligible for clearance and settlement through DTC.

6. (a) (i)The Company represents and agrees that, other than the final term sheet in the form attached as Schedule I hereto and filed pursuant to Section 5(a) hereof, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(ii) each Underwriter represents and agrees that, without the prior consent of the Company, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of Securities, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus; and

(iii) any such free writing prospectus the use of which has been consented to by the Company and the Representatives (including the final term sheet in the form attached as Schedule I hereto and filed pursuant to Section 5(a) hereof) is listed on Schedule II(a) hereto (or in the case of the final term sheet, listed on Schedule I hereto);

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

7. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, the Indenture, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(d) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (not to exceed $2,500); (iv) any fees charged by securities rating services for rating the Securities; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Securities; (vi) all fees and expenses in connection with approval of the Securities by DTC for “book-entry” transfer; (vii) the cost of preparing the Securities; (viii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and expenses of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the final term sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Mayer Brown LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated the Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Orrick Herrington & Sutcliffe LLP, counsel for the Company, shall have furnished to the Representatives its written opinion and negative assurance letter, dated the Time of Delivery, in form and substance satisfactory to you;

(d) Joshua Gaul, managing director, corporate counsel and assistant corporate secretary for the Company, shall have furnished to you, his written opinion (a form of such opinion is attached as Annex II hereto), dated the Time of Delivery, in form and substance satisfactory to you;

(e) On the date of the Prospectus at a time prior to the execution of this Agreement, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the form of letter to be delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of the Time of Delivery is attached as Annex I(b) hereto);

(f) (i) Neither the Company nor any of its Significant Subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long term debt of the Company or any of its Significant Subsidiaries (other than changes due to repurchases of the Company’s common stock under the Company’s share repurchase program previously announced and described in the Pricing Prospectus, and changes due to issuances of the Company’s common stock in the ordinary course of business under the Company’s existing share-based employee benefits and options plans described in the Pricing Prospectus) or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its Significant Subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

(g) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(h) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Nasdaq Global Select Market; (iii) a general moratorium on commercial banking activities declared by Federal, New York State or Washington State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus (exclusive of any amendment or supplement thereto);

(i) The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(j) The Securities shall be eligible for clearance and settlement through DTC; and

(k) The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such time, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such time, as to the matters set forth in subsections (a) and (g) of this Section and as to such other matters as you may reasonably request.

9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, the final term sheet in the form attached hereto as Schedule I, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, the final term sheet in the form attached hereto as Schedule I, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, the final term sheet in the form attached hereto as Schedule I, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, the final term sheet in the form attached hereto as Schedule I, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each Underwriters’ officers and directors, to each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all documented out of pocket expenses approved in writing by you, including reasonable fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, facsimile: 866-471-2526; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Facsimile: (212) 834-6081, Attention: Investment Grade Syndicate Desk; U.S. Bancorp Investments, Inc., 214 N. Tyron Street, 26th Floor, Charlotte, North Carolina 28202, Attention: Investment Grade Syndicate; and Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, email: tmgcapitalmarkets@wellsfargo.com, Attention: Transaction Management; and if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or the Underwriters, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from the Underwriters shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, have rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19. The Company and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

21. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

22. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this Section 22:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Remainder of Page Intentionally Left Blank]

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, this Agreement and such acceptance hereof shall constitute a binding agreement between the Underwriters and the Company.

Very truly yours,

Starbucks Corporation

By:	/s/ Peter Filipovic
Name: Petr Filipovic
Title: vice president, treasurer

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

Goldman Sachs & Co. LLC

By:	/s/ Taylor D. Joss
Name: Taylor Joss
Title: Managing Director

J.P. Morgan Securities LLC

By:	/s/ Som Bhattacharyya
Name: Som Bhattacharyya
Title: Executive Director

U.S. Bancorp Investments, Inc.

By:	/s/ Chris Cicoletti
Name: Chris Cicoletti
Title: Managing Director

Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Managing Director

For themselves and the other several Underwriters named in Exhibit A to the foregoing Agreement.

[Signature Page to Underwriting Agreement]

Exhibit A

Underwriter	Principal Amount of 2027 Notes	Principal Amount of 2031 Notes	Principal Amount of 2034 Notes
Goldman Sachs & Co. LLC	$130,000,000	$65,000,000	$65,000,000
J.P. Morgan Securities LLC	130,000,000	65,000,000	65,000,000
U.S. Bancorp Investments, Inc.	130,000,000	65,000,000	65,000,000
Wells Fargo Securities, LLC	130,000,000	65,000,000	65,000,000
BofA Securities, Inc.	100,000,000	50,000,000	50,000,000
Citigroup Global Markets Inc.	100,000,000	50,000,000	50,000,000
Morgan Stanley & Co. LLC	90,000,000	45,000,000	45,000,000
Scotia Capital (USA) Inc.	75,000,000	37,500,000	37,500,000
Loop Capital Markets LLC	15,000,000	7,500,000	7,500,000
Fifth Third Securities, Inc.	15,000,000	7,500,000	7,500,000
HSBC Securities (USA) Inc.	15,000,000	7,500,000	7,500,000
ICBC Standard Bank Plc	15,000,000	7,500,000	7,500,000
Rabo Securities USA, Inc.	15,000,000	7,500,000	7,500,000
Standard Chartered Bank	15,000,000	7,500,000	7,500,000
Truist Securities, Inc.	15,000,000	7,500,000	7,500,000
Academy Securities, Inc.	5,000,000	2,500,000	2,500,000
MFR Securities, Inc.	5,000,000	2,500,000	2,500,000

Total	$1,000,000,000	$500,000,000	$500,000,000

Exhibit A-1

Schedule I

Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-267227

Relating to the Preliminary Prospectus Supplement dated February 5, 2024

(to Prospectus dated September 1, 2022)

$2,000,000,000

Starbucks Corporation

$1,000,000,000 4.850% Senior Notes due 2027

$500,000,000 4.900% Senior Notes due 2031

$500,000,000 5.000% Senior Notes due 2034

Pricing Term Sheet

February 5, 2024

Issuer:	Starbucks Corporation

Ratings (Moody’s/S&P):*	Baa1 (Stable Outlook) / BBB+ (Stable Outlook)

Format:	SEC Registered

Ranking:	Senior Unsecured

Trade Date:	February 5, 2024

Settlement Date:**	February 8, 2024 (T+3)

Joint Book-Running Managers:	Goldman Sachs & Co. LLC J.P. Morgan Securities LLC U.S. Bancorp Investments, Inc. Wells Fargo Securities, LLC BofA Securities, Inc. Citigroup Global Markets Inc.

Co-Managers:

Morgan Stanley & Co. LLC

Scotia Capital (USA) Inc.

Loop Capital Markets LLC

Fifth Third Securities, Inc.

HSBC Securities (USA) Inc.

ICBC Standard Bank Plc

Rabo Securities USA, Inc.

Standard Chartered Bank

Truist Securities, Inc.

Academy Securities, Inc.

MFR Securities, Inc.

Schedule I-1

Title:	4.850% Senior Notes due 2027 (the “2027 notes”)	4.900% Senior Notes due 2031 (the “2031 notes”)	5.000% Senior Notes due 2034 (the “2034 notes”)
Principal Amount:	$1,000,000,000	$500,000,000	$500,000,000

Maturity Date:	February 8, 2027	February 15, 2031	February 15, 2034

Interest Payment Dates:	February 8 and August 8, beginning August 8, 2024	February 15 and August 15, beginning August 15, 2024 (long first coupon)	February 15 and August 15, beginning August 15, 2024 (long first coupon)

Interest Payment Record Dates:	January 24 and July 24	February 1 and August 1	February 1 and August 1

Benchmark Treasury:	UST 4.000% due January 15, 2027	UST 4.000% due January 31, 2031	UST 4.500% due November 15, 2033

Benchmark Treasury Price/Yield:	99-08 3/4; 4.265%	99-02; 4.156%	102-20+;4.168%

Spread to Benchmark Treasury:	+60 basis points	+80 basis points	+90 basis points

Yield to Maturity:	4.865%	4.956%	5.068%

Coupon (Interest Rate):	4.850% per annum	4.900% per annum	5.000% per annum

Price to Public (Issue Price):	99.959%	99.670%	99.470%

Optional Redemption:

At any time prior to January 8, 2027 (one month prior to the maturity date of the 2027 Notes), the 2027 Notes will be redeemable in whole at any time or in part from time to time, at the Issuer’s option, at a redemption price equal to the greater:

•  100% of the aggregate principal amount of 2027 Notes to be redeemed; or

•  (a) the sum of the present value of the remaining scheduled payments of principal and interest on the 2027 Notes being redeemed, assuming that the 2027 Notes to be redeemed matured on January 8, 2027, discounted to the redemption date on a semiannual basis (assuming a 360-day year of twelve 30-day months), at the Treasury Rate plus 10 basis points, less (b) interest accrued to the redemption date,

At any time prior to December 15, 2030 (two months prior to the maturity date of the 2031 Notes), the 2031 Notes will be redeemable in whole at any time or in part from time to time, at the Issuer’s option, at a redemption price equal to the greater:

•  100% of the aggregate principal amount of 2031 Notes to be redeemed; or

•  (a) the sum of the present value of the remaining scheduled payments of principal and interest on the 2031 Notes being redeemed, assuming that the 2031 Notes to be redeemed matured on December 15, 2030, discounted to the redemption date on a semiannual basis (assuming a 360-day year of twelve 30-day months), at the Treasury Rate plus 15 basis points, less (b) interest accrued to the redemption date,

At any time prior to November 15, 2033 (three months prior to the maturity date of the 2034 Notes), the 2034 Notes will be redeemable in whole at any time or in part from time to time, at the Issuer’s option, at a redemption price equal to the greater:

•  100% of the aggregate principal amount of 2034 Notes to be redeemed; or

•  (a) the sum of the present value of the remaining scheduled payments of principal and interest on the 2034 Notes being redeemed, assuming that the 2034 Notes to be redeemed matured on November 15, 2033, discounted to the redemption date on a semiannual basis (assuming a 360-day year of twelve 30-day months), at the Treasury Rate plus 15 basis points, less (b) interest accrued to the redemption date,

Schedule I-2

plus, in either case, accrued and unpaid interest on the 2027 Notes being redeemed to, but excluding, the redemption date.

In addition, at any time and from time to time, on and after January 8, 2027, the 2027 Notes will be redeemable, at the Issuer’s option, in whole or in part at a redemption price equal to 100% of the principal amount of the 2027 Notes to be redeemed plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date.

plus, in either case, accrued and unpaid interest on the 2031 Notes being redeemed to, but excluding, the redemption date.

In addition, at any time and from time to time, on and after December 15, 2030, the 2031 Notes will be redeemable, at the Issuer’s option, in whole or in part at a redemption price equal to 100% of the principal amount of the 2031 Notes to be redeemed plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date.

plus, in either case, accrued and unpaid interest on the 2034 Notes being redeemed to, but excluding, the redemption date.

In addition, at any time and from time to time, on and after November 15, 2033, the 2034 Notes will be redeemable, at the Issuer’s option, in whole or in part at a redemption price equal to 100% of the principal amount of the 2034 Notes to be redeemed plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date.

Change of Control Repurchase:	Upon the occurrence of a change of control triggering event (which involves the occurrence of both a change of control and a related below investment grade rating of the 2027 notes by Moody’s and S&P), the Issuer will be required, unless the Issuer has exercised its option to redeem the 2027 notes, to make an offer to purchase the 2027 notes at a price equal to 101% of the principal amount plus accrued and unpaid interest to, but excluding, the date of repurchase.	Upon the occurrence of a change of control triggering event (which involves the occurrence of both a change of control and a related below investment grade rating of the 2031 notes by Moody’s and S&P), the Issuer will be required, unless the Issuer has exercised its option to redeem the 2031 notes, to make an offer to purchase the 2031 notes at a price equal to 101% of the principal amount plus accrued and unpaid interest to, but excluding, the date of repurchase.	Upon the occurrence of a change of control triggering event (which involves the occurrence of both a change of control and a related below investment grade rating of the 2034 notes by Moody’s and S&P), the Issuer will be required, unless the Issuer has exercised its option to redeem the 2034 notes, to make an offer to purchase the 2034 notes at a price equal to 101% of the principal amount plus accrued and unpaid interest to, but excluding, the date of repurchase.

CUSIP/ISIN:	855244BG3 / US855244BG38	855244BH1 / US855244BH11	855244BJ7 / US855244BJ76

*

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Each of the security ratings above should be evaluated independently of any other security rating.

**

It is expected that delivery of the notes will be made against payment therefor on or about February 8, 2024, which is the third business day following the date hereof (such settlement cycle being referred to as “T+3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the second business day prior to the settlement date will be required, by virtue of the fact that the notes initially will settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the notes who wish to trade the notes prior to the second business day prior to the settlement date should consult their own advisors.

The Issuer has filed a registration statement (including a prospectus) and a prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You should rely on the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, copies of the prospectus and the prospectus supplement may be obtained by calling Goldman Sachs & Co. LLC toll-free at (866) 471-2526; J.P. Morgan Securities LLC collect at (212) 834-4533; U.S. Bancorp Investments, Inc. toll-free at (877) 558-2607; Wells Fargo Securities, LLC toll-free at (800) 645-3751.

Schedule I-3

Schedule II

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package: None.

(b)	Additional Documents Incorporated by Reference: None.

Schedule II-1

Annex I(a)

[DESCRIPTION OF COMFORT LETTER]

Pursuant to Section 8(e) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that (and subject to customary limitations specified therein):

(i) They are an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

(ii) In their opinion, the consolidated financial statements and any supplementary financial information and schedules (and, if applicable, prospective financial statements and/or pro forma financial information) audited by them and incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus (collectively, the “Prospectus”) comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, only to the extent applicable, they have made a review in accordance with standards established by the Public Company Accounting Oversight Board (United States) of the consolidated interim financial statements, selected financial data, pro forma financial information and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Underwriters and are attached hereto;

(iii) They have made a review in accordance with standards established by the Public Company Accounting Oversight Board (United States) of the unaudited consolidated balance sheets and unaudited consolidated statements of earnings, comprehensive income, equity and cash flows included in the Company’s quarterly report(s) on Form 10-Q incorporated by reference into the Prospectus; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (iv)(A)(i) below comply as to form in the related in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations;

(iv) On the basis of limited procedures, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

Annex I(a)-1

(A) the unaudited consolidated balance sheets and the unaudited consolidated statements of earnings, comprehensive income, equity, and cash flows included in the Company’s quarterly report(s) on Form 10-Q, incorporated by reference in the Prospectus (i) do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited consolidated balance sheets and the unaudited consolidated statements of earnings, comprehensive income, equity and cash flows included in the Company’s Quarterly Report(s) on Form 10-Q incorporated by reference in the Prospectus, for them to be in conformity with accounting principles generally accepted in the United States of America;

(B) as of a specified date not more than five days prior to the date of such letter, there have been any change in the capital stock (other than with respect to issuance of shares for the employee stock purchase plan, exercises of stock options, awards of restricted share units, and stock repurchases under the Company’s stock repurchase program) or increase in long term debt or any decreases in consolidated net current assets or shareholders’ equity of the Company as compared with amounts shown in the latest unaudited consolidated balance sheet incorporated by reference in the Prospectus, except in each case for changes, increases or decreases that the Prospectus and filings incorporated by reference therein discloses have occurred or may occur or which are described in such letter; and

(C) for the period from the date of the latest financial statements incorporated by reference in the Prospectus to the specified date referred to in clause (B) there were any decreases in consolidated net revenues, as compared with the comparable period of the preceding year, except for decreases which the Prospectus disclose have occurred or may occur or which are described in such letter.

(v) In addition to the audit(s) referred to in their report(s) incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Underwriters which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference) or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Underwriters or in documents incorporated by reference in the Prospectus specified by the Underwriters, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

Annex I(a)-2

Annex I(b)

FORM OF BRING-DOWN COMFORT LETTER

[Provided under separate cover]

Annex I(b)-1

Annex II

FORM OF IN-HOUSE OPINION

[Provided under separate cover]

Annex II-1